UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CME GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 17, 2012, CME Group Inc. issued the following information relating to its Annual Meeting of Shareholders.

ADDITIONAL INFORMATION REGARDING THE CME GROUP INC. ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE:	3:30 p.m., Central Time, on Wednesday, May 23, 2012.

PLACE:	CME Group headquarters in the auditorium, located at 20 South Wacker Drive, Chicago, Illinois.

ADMISSION PROCEDURES:

Only registered shareholders and beneficial shareholders having written evidence of ownership as of March 28, 2012, and persons named in valid proxies given by shareholders of record as of March 28, 2012 may attend the meeting (“Eligible Attendees”). We are unable to accommodate guests of shareholders.

Eligible Attendees must enter through the main lobby of CME Group at 20 South Wacker Drive using the South Entrance. Registration will begin at 2:00 p.m.

At the registration desk you will be required to present appropriate identification and the necessary documentation to evidence your eligibility to attend the meeting. See below for Acceptable Documentation.

All persons, briefcases, backpacks and other carryalls will be subject to search prior to entering the meeting. No food or beverages will be allowed in the meeting.

Parking at 20 South Wacker Drive is not open to the general public.

ACCEPTABLE DOCUMENTATION:

All persons entering the meeting must present a government issued photo identification, such as a driver’s license, passport or state issued ID and evidence of share ownership as of the record date (March 28, 2012):

Shareholders of Record

•     Verification of your name and stock ownership in our list of registered shareholders which will be available at registration. The name on your photo ID must match the name in our account records.

Beneficial Shareholders

•     A recent brokerage or bank statement evidencing your ownership.

Proxy Holders

•     If acting for a registered shareholder as of the record date, a valid proxy appointing you signed by the registered shareholder.

•     For street name holders as of the record date, a valid written legal proxy from the brokerage firm or bank holding the shares to the holder.

We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the requirements described above. If you hold your shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both follow the admission procedures described above. We will not be able to accommodate guests at the annual meeting.

RULES OF CONDUCT:	All attendees must follow the Rules of Conduct, copies of which will be distributed at the time of registration. Photographing or audio/video recording any portion of the meeting, CME Group representatives, or other meeting attendees is prohibited. No banners, placards, signs or inappropriate dress will be permitted in the meeting.

MEDIA:	Members of the media will be permitted to attend the meeting. However, the Q&A portion of the meeting will be for shareholders only. Reporters must present a photo ID and current press credentials to enter the meeting. They also will be subject to all security procedures.